UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 21, 2020, Caesars Entertainment, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of the merger in which a wholly-owned subsidiary of the Company merged with and into Caesars Entertainment Corporation (“Former Caesars”) with Former Caesars surviving as a wholly-owned subsidiary of the Company (the “Merger”). On August 10, 2020 the Company filed on Form 8-K/A an amendment to the Original 8-K to supplement the information contained in Item 4.01 of the Original 8-K.

The Company is filing this second amendment on Form 8-K/A to amend its Original 8-K to include the financial information required by Item 9.01(b) of Form 8-K that was not included in the Original 8-K. All other Items, other than Item 9.01(b) of the Original 8-K are unaffected by this amendment and such items have not been included herein.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The selected unaudited pro forma condensed combined financial data as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019 are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(d)	Exhibits:

Exhibit No.	Description

99.3	Unaudited pro forma condensed combined financial statements data as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2020	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary